RECORDING REQUESTED BY,
WHEN RECORDED MAIL TO:

Greer, Herz & Adams, L.L.P.
2525 South Shore Blvd. Suite 203
League City, Texas 77573
Attention: Katy Dreiss Carmical, Esq.

(Space Above For Recorder's Use)

MODIFICATION AGREEMENT

This Modification Agreement (the “Second Modification”) is made to be effective as of July 1, 2014 (the “Effective Date”) by and between MIRALOMA BORROWER CORPORATION, a Delaware corporation (the “Trustor”) whose address is 3450 East Miraloma Avenue, Anaheim, California 92806, and AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (the “Beneficiary”), whose address is Attn: Mortgage and Real Estate Investments, 2525 South Shore Blvd., Suite 207, League City, Texas 77573, to evidence their agreement as follows:

WHEREAS, Trustor executed that certain Deed of Trust, Assignment of Rents and Security Agreement (the “Mortgage”) dated August 10, 2010, recorded with the Official Records of Orange County, California as Instrument No. 2010000406573, covering the property more particular described therein (the “Original Mortgaged Premises”), securing payment of a Promissory Note secured by Mortgage of even date therewith in the original principal amount of $16,800,000.00, executed by Trustor, and payable to the order of Beneficiary, bearing interest as therein provided and being due and payable as therein provided (the “Note”); and

WHEREAS, pursuant to that certain Modification of Deed Of Trust, Assignment of Rents and Security Agreement and Other Agreements And Partial Release dated as of November 13, 2013 and recorded December 6, 2013 as Instrument No. 2013000662281 in the Official Records of Orange County, California (“First Modification”), Trustor and Beneficiary did modify the Mortgage and all other documents which secure, evidence or relate to the Note (collectively, with the Note and the Mortgage, as amended by the First Modification, the “Loan Documents”) to, among other things, modify the description of the Premises encumbered by the Mortgage to the description attached hereto as Exhibit A and made a part hereof (the “Amended Mortgaged Premises”); and

WHEREAS, the Loan Documents, as amended by this Second Modification, are collectively referred to herein as the “Amended Loan Documents”; and

WHEREAS, on December 7, 2011, Beneficiary, Trustor and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns, the “Revolving Agent”) for its own benefit and the benefit of certain other credit parties (collectively, with the Revolving Agent, the “Revolving Lenders”), PS HOLDINGS AGENCY CORP., as term agent (in such capacity, together with its successors and assigns, the “Term Agent”, and, together with the Revolving Agent, the “Collateral

Agents”) for its own benefit and the benefit of certain other credit parties (collectively, with the Term Agent, the “Term Credit Parties”, and, together with the Revolving Lenders, the “Lenders”), PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (“PacSun”), and PACIFIC SUNWEAR STORES CORP., a California corporation (“Stores”) did execute and deliver that certain unrecorded Mortgagee’s Waiver and Collateral Access Agreement (the “Waiver”); and

WHEREAS, the Beneficiary is the owner and holder of the Note and the Mortgage and all other Amended Loan Documents; and

WHEREAS, Trustor desires to increase the principal balance of the Note and to further amend the Mortgage, the Note and the other Loan Documents, and Beneficiary has agreed to such amendments as described herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Modification of the Note. The Note is hereby modified as follows:

a.
Maturity Date. The Maturity Date of the Note is extended to July 1, 2021 (“Extended Maturity Date”). Notwithstanding any contrary provisions of any Amended Loan Document, Trustor shall have no further right to extend the Maturity Date of the Note.

b.
Additional Advance; Balance of Note; Interest Rate Adjustment; Payment of Note. Trustor and Beneficiary agree that upon the Effective Date the unpaid principal balance of the Note is $15,631,622.66 (“Original Principal Balance”) and interest has been paid through June 30, 2014. At the request of Trustor, Beneficiary has agreed to increase the principal balance of the Note with an additional advance in the amount of $278,377.34 (“Additional Advance”), which Trustor advises Beneficiary will be applied to fund the payment of fees, commissions and expenses incurred by Beneficiary and Trustor, in connection with this Second Modification, bringing the principal balance on the Note to $15,910,000.00 (“Adjusted Principal Balance”). In addition, the Contract Rate under the Note shall be modified, as of the date of the disbursement of the Additional Advance (“Disbursement Date”), to the rate of five and twenty-five hundredths percent (5.25%) per annum (the “Adjusted Contract Rate”). Principal and accrued interest is payable by Trustor to the order of Beneficiary in monthly installments of $93,672.14 each, the first installment to become due and payable on August 1, 2014 and one of said installments to become due and payable on the same day of each and every succeeding calendar month thereafter to the Extended Maturity Date, at which time the entire unpaid principal amount, any interest accrued but remaining unpaid, and all other sums due under the Amended Loan Documents, shall be due and payable.

c.
No Further Advances. Notwithstanding anything to the contrary in this Modification or any other Amended Loan Document, Trustor and Beneficiary agree that upon the Disbursement Date, the Note shall be fully funded and Trustor shall not be entitled to request or receive any additional advances under the Note, as amended hereby.

d.	Paragraph one (1) of the Note shall be amended by adding the following language:

“Trustor acknowledges and agrees that (i) the monthly installment described in this paragraph is based on the Adjusted Contract Rate and (ii) Beneficiary may,

but is not obligated to, recalculate the monthly installment due under this Note based upon any change in the rate of interest in effect under this Note, including, but not limited to, a change in interest rate resulting from calculation of interest at the Default Rate as provided in this Note.”

e.	Paragraph nine (9) of the Note shall be deleted in its entirety and replaced with the following:

“This Note shall not be prepayable in whole or in part prior to July 1, 2017 (“Closed Prepayment Period”). Thereafter, Trustor reserves the privilege of paying this Note in full on any interest payment date; provided, however, that in addition to the principal and accrued interest payable upon any such prepayment, Trustor agrees and promises to pay a premium equal to a percentage of the principal remaining unpaid on the interest payment date next preceding the date of such prepayment according to the following schedule: four percent (4%) during the period commencing July 1, 2017 and ending June 30, 2018; three percent (3%) during the period commencing July 1, 2018 and ending June 30, 2019; two percent (2%) during the period commencing July 1, 2019 and ending June 30, 2020; one percent (1%) during the period commencing July 1, 2020 and ending June 30, 2021, and thereafter until the loan is paid in full; provided that no premium shall be due on payments made within 120 days of the Extended Maturity Date or as a result of the application of insurance or condemnation proceeds to the repayment of the indebtedness due under this Note. If during the Closed Prepayment Period, an Event of Default hereunder exists and the Extended Maturity Date is accelerated by Beneficiary, a tender of payment of the amount necessary to satisfy the entire indebtedness evidenced by this Note, as amended, or secured by the Mortgage, as amended, or the other Amended Loan Documents made at any time prior to a foreclosure sale shall be deemed to constitute an attempted evasion by Trustor of the preceding restrictions on the right of prepayment and shall be deemed a voluntary prepayment hereunder, and such payment must therefore include a prepayment fee equal to the lesser of (a) the prepayment fee provided for in this paragraph, or if no fee is provided, 8% on the then outstanding principal balance, or (b) the maximum amount, which when added to all other interest charged, paid or contracted for hereunder, would not exceed the Maximum Nonusurious Rate for this loan.

Trustor's Initials:	/s/ CEG

2.
Modification of Mortgage and other Loan Documents. The liens, security interests, assignments and other rights evidenced by the Mortgage, as previously amended, and the other Amended Loan Documents, as previously amended, are renewed and extended to secure payment of the Note as amended hereby.

3.
Conditions Precedent to Effectiveness. The effectiveness of this Second Modification shall be conditioned upon the receipt of all or verification of the following documents and events upon terms and conditions acceptable to Beneficiary:

a.	a duly executed original of this Second Modification signed by all parties hereto, with all such signatures being notarized;

b.
upon or before the recordation hereof, and as conditions precedent to the effectiveness of this Second Modification, (a) Trustor shall cause to be issued by First American Title Insurance Company (“Title Company”) to Beneficiary, at Borrowers’ sole cost and expense, the following CLTA endorsements to Beneficiary’s ALTA Extended Coverage Lender’s Policy of Title Insurance insuring the Mortgage issued by Title Company dated August 20, 2010 Policy No. 446233 (the "Lender's Title Policy"): (i) a CLTA endorsement 108.8 in the amount of the Additional Advance; (ii) a CLTA endorsement 110.5, or equivalent, insuring that the recordation of this Modification will not affect the priority of the lien of the Mortgage and that the Mortgage, as modified by the First Modification and by this Second Modification, remains a lien in first position encumbering the Property; and (iii) such other CLTA endorsements to Lender’s Title Policy as may be reasonably requested by Lender;

c.
Trustor shall pay all costs and expenses incurred in connection with the modifications and agreements described herein, including, without limitation, the fees and expenses of Beneficiary's outside legal counsel, title costs and recording and filing fees.

d.	any and all other documentation as Beneficiary may reasonably require.

4.
Trustor’s Representations and Warranties. Trustor represents and warrants that Trustor: (i) is fully aware of and clearly understands all of the terms and provisions contained in this Second Modification; (ii) has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Second Modification; (iii) is not relying on any representation, whether written or oral, express or implied, made by Beneficiary other than as set forth in this Second Modification; (iv) on its own initiative has made proposals to the Beneficiary, the terms of which are reflected by this Second Modification; and (v) has received actual and adequate consideration to enter into this Second Modification.

5.	Miscellaneous.

a.
Except as expressly modified hereby, the provisions of the Amended Loan Documents shall continue in full force and effect, and the Trustor acknowledges and reaffirms its liability to Beneficiary thereunder. In the event of any inconsistency between this Second Modification and the terms of the Amended Loan Documents, this Second Modification shall govern.

b.
In case any one or more of the provisions contained in this Second Modification shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Second Modification shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.	Beneficiary does not, by its execution of this Second Modification, waive any rights it may have against any person not a party hereto.

d.	This Second Modification may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

e.	All headings and captions in this Second Modification are for convenience of reference only and shall not be used in the interpretation of any provisions of this Second Modification.

f.	Time is of the essence of this Second Modification.

g.	Where appropriate, all references to the singular shall include the plural and vice versa and all references to any gender shall include the others.

IN WITNESS WHEREOF, the parties have executed this Modification Agreement on the date first set forth above.

TRUSTOR:

MIRALOMA BORROWER CORPORATION,
a Delaware corporation

By:	/s/ CRAIG E. GOSSELIN
Name:	CRAIG E. GOSSELIN
Its:	PRESIDENT

(See Attached Notary)

BENEFICIARY:

AMERICAN NATIONAL INSURANCE
COMPANY, a Texas insurance company

By:	/s/ ROBERT J. KIRCHNER
Name:	ROBERT J. KIRCHNER
Title:	VICE PRESIDENT

THE STATE OF TEXAS	§
§
COUNTY OF GALVESTON	§

BEFORE me ____________________, a Notary Public, on this day personally appeared ______________________, the _________________ of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, on behalf of said insurance company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on June ___, 2014.

_________________________________
NOTARY PUBLIC-STATE OF TEXAS

Exhibit A
(Property Description)

Real property in the City of Anaheim, County of Orange, State of California, described as follows:

PARCEL A

Parcel 1

PARCEL 1 OF PARCEL MAP NO. 2008-117, RECORDED IN BOOK 364, PAGES 44 THROUGH 48, INCLUSIVE OF PARCEL MAPS, OF THE OFFICIAL RECORDS OF THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Parcel 2

NON-EXCLUSIVE EASEMENTS FOR UTILITY SERVICES, SURFACE DRAINAGE, ACCESS, INGRESS AND EGRESS AND THOSE OTHER PURPOSES AS MORE PARTICULARLY DESCRIBED AND SET FORTH IN THE DOCUMENT ENTITLED "EASEMENTS AND COVENANTS AGREEMENT" RECORDED NOVEMBER 21, 2008 AS INSTRUMENT NO. 2008000545184 OF OFFICIAL RECORDS AS AMENDED BY THE “FIRST AMENDMENT TO EASEMENTS AND COVENANTS AGREEMENT” RECORDED DECEMBER 6, 2013 AS INSTRUMENT NO. 2013000662280 OF OFFICIAL RECORDS.

PARCEL B

PARCEL 1:

PARCEL 3 OF LOT LINE ADJUSTMENT NO. LLA-0000703 RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 2013000632560 OF OFFICIAL RECORDS OF SAID COUNTY.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR UNDERGROUND WATER LINE MORE PARTICULARLY SET FORTH IN THE DOCUMENT ENTITLED "EASEMENT AGREEMENT" RECORDED NOVEMBER 13,1997 AS INSTRUMENT NO. 19970579282 OF OFFICIAL RECORDS.

PARCEL 3:

NON-EXCLUSIVE EASEMENTS FOR ABOVE-GROUND PEDESTRIAN INGRESS AND EGRESS AND UNDERGROUND PEDESTRIAN TUNNEL MORE PARTICULARLY SET FORTH IN THE DOCUMENT ENTITLED "RECIPROCAL EASEMENT AGREEMENT" RECORDED NOVEMBER 13, 1997 AS INSTRUMENT NO. 19970579285 OF OFFICIAL RECORDS.

PARCEL 4:

NON-EXCLUSIVE EASEMENTS FOR UTILITY SERVICES, SURFACE DRAINAGE, ACCESS, INGRESS AND EGRESS AND THOSE OTHER PURPOSES AS MORE PARTICULARLY DESCRIBED AND SET FORTH IN THE DOCUMENT ENTITLED "EASEMENTS AND COVENANTS AGREEMENT" RECORDED NOVEMBER 21, 2008 AS INSTRUMENT NO. 2008000545184 OF OFFICIAL RECORDS . AS AMENDED BY THE “FIRST AMENDMENT TO

EASEMENTS AND COVENANTS AGREEMENT” RECORDED DECEMBER 6, 2013 AS INSTRUMENT NO. 2013000662280 OF OFFICIAL RECORDS.

PARCEL 5:

NON-EXCLUSIVE EASEMENTS FOR RIGHT OF WAY WITH THE RIGHT OF INGRESS AND EGRESS FOR THE PURPOSE OF INSTALLING, MAINTAINING, REPAIRING AND USING COMMON PARKING AREAS, PARKING STALLS AND DRIVEWAYS AND THOSE OTHER PURPOSES AS MORE PARTICULARLY DESCRIBED AND SET FORTH IN THE DOCUMENT ENTITLED "DECLARATION OF USE RESTRICTIONS" RECORDED JUNE 26, 2003 AS INSTRUMENT NO. 203000750065 OF OFFICIAL RECORDS.